RIGGS <logo>					                               	NEWS RELEASE



                                          							Riggs National Corporation
                                          							800 17th Street, N.W.
				                                         				Washington, D.C.  20074-0114




For Immediate Release, Friday, December 13, 1996



	Riggs Capital (the "Company") announced today that it sold $150 million in new equity capital through the private placement of redeemable trust preferred securities. Riggs Capital is a wholly owned subsidiary of Riggs National Corporation (the "Corporation").

	The Company said it sold, at par, 150,000 shares of redeemable trust preferred securities, par value of $1,000, for a total of $150 million.  These securities have an annual dividend rate of 8.625 percent, payable semi-annually, beginning in June 1997.  The net proceeds from the sale will enhance the capital ratios of the Corporation and be available for its general corporate purposes.

	Dillon, Read & Co. of New York and Friedman, Billings, Ramsey & Co., Inc. of
Washington, D.C., acted as placement agents for the offering.

	Riggs National Corporation is a Washington, D.C. based bank holding company with banks in the Washington, D.C. metropolitan area, The United Kingdom and
France.  Riggs serves the Washington community with 32 locations in the
District of Columbia, 16 in Virginia and 9 in Maryland.  The Corporation's
common shares are traded on the NASDAQ National Market System under the symbol "RIGS."


For more information, contact:
Timothy C. Coughlin, 202-835-5507